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                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549

                                                      FORM 8-A

                                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                                           SECURITIES EXCHANGE ACT OF 1934

                                        CONSUMERS ENERGY COMPANY FINANCING IV
                         (Exact name of registrant as specified in its Declaration of Trust)

        DELAWARE                                                                                   Applied for
 (State of Incorporation                                                                       ( I.R.S. Employer
       or Organization)                                                                        Identification No.)

c/o  Consumers Energy Company
       212 West Michigan Avenue
       Jackson, Michigan                                                                               49201
(Address of Principal Executive Offices)                                                            (Zip Code)

                                              CONSUMERS ENERGY COMPANY
                  (Exact name of registrant as specified in its Restated Articles of Incorporation)

     MICHIGAN                                                                                       38-0442310
(State of Incorporation                                                                        ( I.R.S. Employer
     or Organization)                                                                          Identification No.)

Consumers Energy Company
212 West Michigan Avenue
Jackson, Michigan                                                                                      49201
(Address of Principal Executive Offices)                                                            (Zip Code)

If this Form relates to the registration of a class                 If this Form relates to the registration of a class
of debt securities and is effective upon filing                     of debt securities and is to become effective
pursuant to General Instruction A(c)(1), please                     simultaneously with the effectiveness of a
check the following box.    [   ]                                   concurrent registration statement under the
                                                                    Securities Act of 1933 pursuant to General
                                                                    Instruction A(c)(2), please check the following
                                                                    box.   [    ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered                                        Name of each exchange on which
                                                                                each class to be registered
9% Trust Originated Preferred Securities
(and the Guarantee by Consumers Energy
Company with respect thereto)                                                 The New York Stock Exchange Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                                        NONE
                                                  (Title of Class)
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                                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant's Securities to be Registered

              The securities to be registered hereby are 9% Trust Preferred Securities (the "Preferred  Securities"),
of Consumers Energy Company Financing IV ("CECo Financing IV"), a Delaware  business trust. The Preferred  Securities represent  undivided  beneficial  interests in the assets of CECo Financing IV and are guaranteed by Consumers Energy
Company  ("Consumers"),  a Michigan  corporation,  to the extent  set forth in the form of the  Preferred  Securities
Guarantee  Agreement by Consumers to The Bank of New York,  as Preferred  Guarantee  Trustee (the  "Guarantee").  The
Guarantee is incorporated by reference to Exhibit (4)(m) to the Registration  Statement on Form S-3 of CECo Financing
IV and Consumers and the Amendment No. 1 on Form S-3/A to the Registration  Statement on Form S-3 (collectively,  the
Registration  Statement on Form S-3 and the Amendment No. 1 to the  Registration  Statement on Form S-3,  referred to herein as the "Registration  Statement") (Registration Nos. 333-89363 and 333-89363-02) filed with the Securities and
Exchange  Commission on October 20, 1999, and October 22, 1999,  respectively.  The particular terms of the Preferred
Securities and the Guarantee are described in the Prospectus and the Prospectus  Supplement  which form a part of the
Registration  Statement.  The  Prospectus,  the Prospectus  Supplement and the form of Guarantee are  incorporated by reference herein as set forth in Item 2 below.
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Item 2.  Exhibits

Exhibit
Number                                                                        Description and Method of Filing

(4)(a)           Certificate of Trust of Consumers Energy Company       Filed as Exhibit (4)(h) to Registration
                 Financing IV.                                          Statement of Consumers Energy Company and
                                                                        Consumers Energy Company Financing IV (Reg.
                                                                        Nos. 333-89363 and 333-89363-02).

(4)(b)           Form of Amended and Restated                           Filed as Exhibit (4)(i) to Registration
                 Declaration of Trust.                                  Statement of Consumers Energy
                                                                        Company and Consumers Energy Company
                                                                        Financing III (Reg. Nos. 333-89363
                                                                        and 333-89363-01).

(4)(c)           Indenture between Consumers Energy                     Filed as Exhibit (4)(b) to Consumers
                 Company and The Bank of New York                       Energy Company's Form 10-K for the
                 dated as of January 1, 1996.                           fiscal year ended  December  31,  1995,  File
                                                                        No. 1-5611.

(4)(d)           Form of Fourth Supplemental Indenture to               Filed as Exhibit (4)(j) to Registration
                 Subordinated Debt Securities Indenture                 Statement of Consumers Energy Company and
                 to be used in connection with the                      Consumers Energy Company Financing IV (Reg.
                 issuance of Subordinated Debt Securities.              Nos. 333-89363 and 333-89363-02).

(4)(e)           Form of Preferred Security (contained                  Filed as Exhibit (4)(l) to Registration
                 in the Form of Amended and Restated                    Statement of Consumers Energy Company
                 Declaration of Trust of Consumers                      and Consumers Energy Company Financing IV
                 Energy Company Financing IV).                          (Reg. Nos. 333-89363 and 333-89363-02).

(4)(f)           Form of Subordinated Debt Security                     Filed as Exhibit (4)(k) to Registration
                 (contained in the Form of Fourth                       Statement of Consumers Energy Company
                 Supplemental Indenture).                               and Consumers Energy Company
                                                                        Financing IV (Reg. Nos. 333-89363 and
                                                                        333-89363-02).

(4)(g)           Form of Guarantee Agreement with                       Filed as Exhibit (4)(m) to Registration
                 respect to the Preferred Securities.                   Statement of Consumers Energy Company
                                                                        and Consumers Energy Company
                                                                        Financing IV (Reg. Nos. 333-89363 and
                                                                        333-89363-01).

(99)(a)          The Prospectus                                         Filed as part of the Registration Statement
                                                                        of Consumers Energy Company and  Consumers
                                                                        Energy Company Financing IV (Reg. Nos.
                                                                        333-89363 and 333-89363-02).

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                                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.



                                          CONSUMERS ENERGY COMPANY FINANCING IV


                                          By:  /s/Alan M. Wright
                                               Alan M. Wright, Trustee


                                          By:  /s/Thomas A. McNish
                                               Thomas A. McNish, Trustee



                                          CONSUMERS ENERGY COMPANY


                                          By:  /s/Thomas A. McNish
                                               Thomas A. McNish
                                               Vice President and Secretary


May 24, 2001





                                                   EXHIBIT INDEX

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Item 2.  Exhibits

Exhibit
Number                                                                        Description and Method of Filing

(4)(a)           Certificate of Trust of Consumers Energy Company       Filed as Exhibit (4)(h) to Registration
                 Financing IV.                                          Statement of Consumers Energy Company and
                                                                        Consumers Energy Company Financing IV (Reg.
                                                                        Nos. 333-89363 and 333-89363-02).

(4)(b)           Form of Amended and Restated                           Filed as Exhibit (4)(i) to Registration
                 Declaration of Trust.                                  Statement of Consumers Energy
                                                                        Company and Consumers Energy Company
                                                                        Financing III (Reg. Nos. 333-89363
                                                                        and 333-89363-01).

(4)(c)           Indenture between Consumers Energy                     Filed as Exhibit (4)(b) to Consumers
                 Company and The Bank of New York                       Energy Company's Form 10-K for the
                 dated as of January 1, 1996.                           fiscal year ended  December  31,  1995,  File
                                                                        No. 1-5611.

(4)(d)           Form of Fourth Supplemental Indenture to               Filed as Exhibit (4)(j) to Registration
                 Subordinated Debt Securities Indenture                 Statement of Consumers Energy Company and
                 to be used in connection with the                      Consumers Energy Company Financing IV (Reg.
                 issuance of Subordinated Debt Securities.              Nos. 333-89363 and 333-89363-02).

(4)(e)           Form of Preferred Security (contained                  Filed as Exhibit (4)(l) to Registration
                 in the Form of Amended and Restated                    Statement of Consumers Energy Company
                 Declaration of Trust of Consumers                      and Consumers Energy Company Financing IV
                 Energy Company Financing IV).                          (Reg. Nos. 333-89363 and 333-89363-02).

(4)(f)           Form of Subordinated Debt Security                     Filed as Exhibit (4)(k) to Registration
                 (contained in the Form of Fourth                       Statement of Consumers Energy Company
                 Supplemental Indenture).                               and Consumers Energy Company
                                                                        Financing IV (Reg. Nos. 333-89363 and
                                                                        333-89363-02).

(4)(g)           Form of Guarantee Agreement with                       Filed as Exhibit (4)(m) to Registration
                 respect to the Preferred Securities.                   Statement of Consumers Energy Company
                                                                        and Consumers Energy Company
                                                                        Financing IV (Reg. Nos. 333-89363 and
                                                                        333-89363-01).

(99)(a)          The Prospectus                                         Filed as part of the Registration Statement
                                                                        of Consumers Energy Company and  Consumers
                                                                        Energy Company Financing IV (Reg. Nos.
                                                                        333-89363 and 333-89363-02).


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